UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

IREN LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 001-41072
Australia	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Level 6, 55 Market Street, Sydney, NSW 2000 Australia
(Address of principal executive offices, including zip code)

+61 2 7906 8301
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	IREN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 27, 2025, KPMG LLP (“KPMG”) was appointed as the independent registered public accounting firm of IREN Limited (the “Company”), effective November 27, 2025, upon recommendation by the Audit and Risk Committee to the Company’s board of directors (the “Board”) and the approval of the Board.

During the Company’s fiscal years ending June 30, 2025 and June 30, 2024 and through November 27, 2025, neither the Company, nor anyone on its behalf, consulted KPMG regarding (a) either (1) the application of accounting principles to a specified transaction, either completed or proposed, or (2) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto) or “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

In connection with the appointment of KPMG, on November 26, 2025, Raymond Chabot Grant Thornton LLP (“RCGT”) was dismissed as the Company’s independent registered public accounting firm.

RCGT has served as the Company’s independent registered public accounting firm since May 19, 2023.

The audit reports of RCGT on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2025 and June 30, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended June 30, 2024 contained an explanatory paragraph expressing significant doubt about the Company’s ability to continue as a going concern at that time.

During the fiscal years ended June 30, 2025 and 2024 and the subsequent interim period through November 26, 2025, there were no “disagreements” with RCGT within the meaning of Item 304(a)(1)(iv) of Regulation S-K, and the related instructions thereto, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RCGT’s satisfaction, would have caused RCGT to make reference in connection with their opinion to the subject matter of the disagreement. The only “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) was RCGT’s communication to the Company of the material weakness in internal controls over financial reporting disclosed in the Company’s Annual Report on Form 20-F for the year ended June 30, 2024.

The Company has provided RCGT with a copy of the disclosure it is making in this Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested RCGT to furnish the Company with a letter addressed to the SEC stating whether or not RCGT agrees with the above statements, as required by Item 304(a)(3) of Regulation S-K. A copy of RCGT’s letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

16.1	Letter from Raymond Chabot Grant Thornton LLP, dated as of November 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2025

IREN Limited

By:	/s/ Daniel Roberts
Name:	Daniel Roberts
Title:	Co-Chief Executive Officer and Director